As filed with the Securities and Exchange Commission on April 6, 2005

Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONLINE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-1623052
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4795 Meadow Wood Lane
Suite 300 East
Chantilly, Virginia 20151
(703) 653-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew P. Lawlor
Chairman and Chief Executive Officer
ONLINE RESOURCES CORPORATION
4795 Meadow Wood Lane
Suite 300 East
Chantilly, Virginia 20151
(703) 653-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark J. Wishner, Esq.	James J. Maiwurm, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and	Squire, Sanders & Dempsey L.L.P.
Popeo, P.C.	8000 Towers Crescent Drive
12010 Sunset Hills Road	Suite 1400
Suite 900	Tysons Corner, Virginia 22182
Reston, Virginia 20190	(703) 720-7800
(703) 464-4800

Approximate date of commencement of proposed sale to the public: As soon as practical after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☑   333-122699

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		PROPOSED MAXIMUM	PROPOSED MAXIMUM
TITLE OF EACH CLASS OF	AMOUNT TO BE	OFFERING PRICE	AGGREGATE OFFERING	AMOUNT OF
SECURITIES TO BE REGISTERED	REGISTERED (1)	PER SHARE (2)	PRICE	REGISTRATION FEE
Common Stock, $0.0001 par value	1,020,734 shares	$8.50	$8,676,239	$1,021.19

(1)	Includes up to 720,734 shares of Common Stock which the underwriters have the option to purchase from Online Resources to cover over-allotments, if any.

(2)	Based upon the public offering price.

     This Registration Statement is being filed with respect to the registration of additional shares of Online Resources Corporation common stock for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (Registration No. 333-122699) are incorporated in this Registration Statement by reference.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly and State of Virginia on the 6th day of April, 2005.

ONLINE RESOURCES CORPORATION

By:	/s/ Matthew P. Lawlor

Matthew P. Lawlor
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Matthew P. Lawlor	Chairman and Chief Executive Officer
	Matthew P. Lawlor	(Principal Executive Officer)	April 6, 2005

	/s/ Catherine A. Graham	Executive Vice President and Chief Financial Officer
	Catherine A. Graham	(Principal Financial Officer)	April 6, 2005

*
	William H. Washecka	Director	April 6, 2005

*
	Joseph J. Spalluto	Director	April 6, 2005

*
	David A. O’Connor	Director	April 6, 2005

*
	Ervin R. Shames	Director	April 6, 2005

*
	Edmund E. Furash	Director	April 6, 2005

*
	Barry D. Wessler	Director	April 6, 2005

*
	Michael H. Heath	Director	April 6, 2005

*By:	/s/ Catherine A. Graham		April 6, 2005
Catherine A. Graham
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
No.		Description

1.1		Form of Underwriting Agreement (filed as Exhibit 1.1 to our Registration Statement on Form S-3 (File No. 333-122699) and incorporated herein by reference

4.1		Form of Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference from our registration statement on Form S-1; Registration No. 333-74777)

4.2		Certificate of Designation of Shares of Series B Junior Participating Preferred Stock (Filed as Exhibit 3.3 to our Form 10-K for the year ended December 31, 2002 filed on March 31, 2003 and incorporated herein by reference)

4.3		Form of Amended and Restated By-laws of the Company (Incorporated by reference from our registration statement on Form S-1; Registration No. 333-74777)

4.4		Specimen of Common Stock Certificate of the Company (Incorporated by reference from our Registration Statement on Form S-1; Registration No. 333-74777)

4.5		Form of warrants issued to placement agent (Filed as Exhibit 4.3 to our Form 10-Q for the quarter ended September 30, 2000 filed on November 14, 2000 and incorporated herein by reference)

4.6		Rights Agreement, dated as of January 11, 2002, between the registrant and American Stock Transfer & Trust Co. (filed as Exhibit 4.1 to our Form 8-K dated as of January 15, 2002, and incorporated herein by reference)

5.1	*	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.*

23.1		Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1)*

23.2	*	Consent of Ernst & Young LLP*

4.6		Power of Attorney (included on the signature page to our Registration Statement on Form S-3 (File No. 333-122699) and incorporated herein by reference)

*	Filed herewith